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                                  EXHIBIT 10.11

                     EMPLOYMENT AGREEMENT WITH VICTOR ROMERO

August 8, 2001

Victor Romero
20435 Via Habana
Yorba Linda, CA 92887

Dear Victor:

We would like to offer you the position of President and Chief Operating Officer at Reality Networks. We are excited about you joining the team, currently under the sponsorship of Ricardo Ramirez and Brent Haines CEO. We look forward to a bright and prosperous future together and know that you will find this position to be rewarding and challenging.

JOB DESCRIPTION AND DUTIES: Your job description will be worked on jointly within the first 30 days.

PERSONAL TRAITS: Good communication skills combined positive attitude, and high energy. Honesty and integrity must be a high priority.

TERMS OF EMPLOYMENT:

     Job Title:                         President/Chief Operating Officer
     Sponsor:                           Ricardo I. Ramirez, Brent Haines CEO
     Start Date:                        August 20, 2001
     Term of Employment:                `At will" by both parties
     Salary:                            $96,000.00, for the first year
                                        Future years to be  negotiated at that
                                        time.

                                        Bonus: First year $29,000 annually, paid annually, year anniversary Bonus plan and milestones to be worked out within the first 90 days. The bonus criteria will be set by the senior team.

     ISO:                               5%  equity  stake in  Reality  Networks.
                                        Total  options to be  calculated  on the
                                        basis  of  a  pre-reverse   merger  with
                                        public company. Options, vesting over 36
                                        months.  As an incentive  25% of options
                                        will  vest  upon the  first  120 days of
                                        continuous  employment.  This is subject
                                        to  the   approval   of  the   Board  of
                                        Directors.

     Miscellaneous:                     Reasonable  reimbursements  for housing,
                                        paid by the corporation, to be worked out as soon as possible. We will pay for


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                                        weekly   trips   to  and  from  LA  area
                                        Airports up to a cap of $500.00 per month plus regular business expenses., ie. (parking, meals, cellular)


     Performance Review:                After   90   days,    then   yearly   on
                                        anniversary date

     Salary Review:                     On anniversary  date, after  performance
                                        review

     Benefits:

           Health Plan:                 None available/
           Vacation Plan:               Two weeks
           Sick leave:                  See Employee Manual
           Holidays:                    9 Paid Holidays - see Employee Manual

Attached please find Reality Networks Employee Manual. This manual will address areas of sick time, holidays, vacation time, Company policies and a wide range of other issues that you will questions about. You will also be expected to sign Reality Network's standard employment agreement, upon acceptance of this offer.

We look forward to your experience, professionalism and hope that together we will make Reality Networks into a truly successful, market leading company.

Please sign and return this offer letter as your acceptance of the terms.

WELCOME ABOARD!


/S/ BRENT HAINES
--------------------
Brent Haines, CEO



Agreed and Accepted:





/S/ VICTOR ROMERO                   8/8/01
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                                    Date




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